UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Explanatory Note

On July 25, 2022, Ecoark Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K describing a newly designated Series A Convertible Preferred Stock (“Series A”) of Fortium Holdings Corp. (“Fortium”) issued to the Company which due to a scrivener’s error in the Certificate of Designation inadvertently referred to Fortium distributing shares of Fortium common stock to Fortium’s shareholders rather than the Company distributing such Fortium shares to the Company’s shareholders. Fortium subsequently filed a Certificate of Correction to the Series A Certificate of Designation with the Nevada Secretary of State on July 29, 2022 for the sole purpose of correcting this scrivener’s error. The correct information is contained below in Item 1.01 of this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2022, Ecoark Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Fortium Holdings Corp, a Nevada corporation (“Fortium”), and White River Holdings Corp., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“White River”). The Exchange Agreement received unanimous approval from both the Ecoark and Fortium Board of Directors as well as a majority approval by common stockholders of Fortium representing greater than 50.1% of the issued and outstanding shares on the date of execution. Pursuant to the Exchange Agreement, the Company that day transferred to Fortium 100% of the issued and outstanding shares of White River capital stock in exchange for 1,200 shares of Fortium’s newly designated non-voting Series A Convertible Preferred Stock (the “Series A”). Subject to certain terms and conditions set forth in the Certificate of Designation of the Series A, the Series A will become convertible into 42,253,521 shares of Fortium’s common stock upon such time as (A) Fortium has filed a Form S-1 or Form 10, or other applicable form, with the Securities and Exchange Commission (the “SEC”) and such Form S-1 or other registration statement has been declared effective, or such Form 10 or other applicable form is no longer subject to comments from the Staff of the SEC, and (B) Ecoark elects to distribute shares of Fortium’s common stock to its shareholders.

Pursuant to the Exchange Agreement, Mr. Randy May, the Company’s Chief Executive Officer, was appointed as Executive Chairman and as a member of the Board of Directors of Fortium (the “Fortium Board”) and Mr. Jay Puchir, the Company’s Chief Financial Officer, was appointed as Fortium’s Chief Executive Officer and Principal Financial Officer.

The foregoing description of the terms of the Exchange Agreement and the Certificate of Designation of the Series A, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange Agreement and the form of the Certificate of Designation of the Series A, copies which are filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The issuance of the Securities was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Form of Share Exchange Agreement*	8-K	7/29/22	10.1
10.2	Form of Fortium Series A Certificate of Designation	8-K	7/29/22	10.2
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 26, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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